Exhibit 99.1

STEWART ENTERPRISES REPORTS AN 80 PERCENT INCREASE IN EARNINGS PER SHARE TO $.18 AND

$15.5 MILLION IN EARNINGS FROM CONTINUING OPERATIONS FOR THE FIRST QUARTER OF 2013

NEW ORLEANS, LA March 11, 2013 . . . Stewart Enterprises, Inc. (Nasdaq GS: STEI) reported today its results for the first quarter of 2013. Earnings from continuing operations were $15.5 million compared to $8.8 million for the first quarter of 2012. On a diluted per share basis for the three months ended January 31, 2013, the Company reported earnings from continuing operations of $.18 and adjusted earnings from continuing operations of $.15 per share, compared to $.10 per share for reported and adjusted earnings per share for the same period of last year.

	Three Months Ended January 31,
	2013		2012
	millions	per share	millions	per share
Net earnings	$15.5	$.18	$8.5	$.10
Net earnings from continuing operations	$15.5	$.18	$8.8	$.10
Adjusted earnings from continuing operations (1)	$13.1	$.15	$9.1	$.10

(1)	See table “Reconciliation of Non-GAAP Financial Measures” for additional information on adjusted earnings and adjusted earnings per share from continuing operations.

Thomas M. Kitchen, President and Chief Executive Officer, stated, “For the first quarter of 2013, we generated the highest quarterly net earnings and earnings per share in more than 10 years. We are particularly pleased with the balance we achieved between our funeral and cemetery segments. Our funeral businesses turned in a superb performance during the first quarter of 2013, highlighted by a more than 8 percent increase in same-store funeral services. While we believe deaths in our markets increased period-over-period, our increase in funeral services is particularly strong compared to industry-wide data and is the third consecutive quarter of increased funeral services. This improvement in services contributed to an 8.5 percent improvement in funeral revenue, a 14 percent improvement in funeral gross profit and a 140 basis point improvement in funeral gross profit margin. We are also very pleased with the strong performance of our cemetery segment, where we generated a 9 percent increase in cemetery revenue, a 63 percent improvement in cemetery gross profit and a 620 basis point improvement in cemetery gross margin. We have started fiscal 2013 strong by growing first quarter revenue and profitability and continuing the positive momentum we generated during fiscal year 2012. Some highlights of the first quarter of 2013 compared to the prior year include:

•	Improving same-store funeral services by 8.4 percent, resulting in the third consecutive quarter of increased funeral services;

•	Generating a 9 percent increase in revenue, a 27 percent increase in gross profit, a 76 percent increase in earnings from continuing operations and an 80 percent increase in earnings per share;

•	Increasing cemetery gross profit by 63 percent and funeral gross profit by 14 percent, while expanding cemetery gross profit margin by 620 basis points and funeral gross profit margin by 140 basis points;

•	Realizing a 24 percent improvement in adjusted EBITDA to $32.5 million or a 24 percent adjusted EBITDA margin, as discussed in the table “Reconciliation of Non-GAAP Financial Measures;”

•	Producing total returns for the first three months of fiscal year 2013 of 4.5 percent in our preneed trusts and 3.8 percent in our cemetery perpetual care trusts; and

•	Generating operating cash flow of $11.9 million, an improvement of $4.1 million, and free cash flow of $6.8 million, an improvement of $3.0 million.”

Mr. Kitchen concluded, “Our balance sheet and liquidity remain strong with $78 million in cash and marketable securities on hand and no amounts borrowed on our $150 million credit facility. Overall, we are very pleased to report these strong operating and financial results for the first quarter. We believe these strong results demonstrate the power of leverage in our business and the importance of continuing to effectively manage our costs. We produced a 9 percent improvement in total revenue, which led to a 27 percent improvement in total gross profit and an 80 percent increase in earnings per share compared to the same period of last year. By continuing to execute our strategic plan and maintaining our focus on employees and customers, we are well positioned to deliver stable, sustainable results over the long-term.”

First Quarter Results

FUNERAL

•	Funeral revenue increased $6.1 million, or 8.5 percent, to $78.1 million for the first quarter of 2013.

•	Same-store funeral services increased 8.4 percent, or 1,176 events. The Company’s same-store funeral operations generated a 1.2 percent increase in average revenue per traditional funeral service and a 1.4 percent increase in average revenue per cremation service.

•	Funeral gross profit increased $2.7 million, or 14.4 percent, to $21.4 million for the first quarter of 2013 compared to $18.7 million for the same period of 2012. Funeral gross profit margin improved 140 basis points to 27.4 percent for the first quarter of 2013 from 26.0 percent for the first quarter of 2012. The increase is primarily due to the $6.1 million improvement in revenue, as previously noted.

•	The cremation rate for the Company’s same-store operations declined to 42.2 percent for the first quarter of 2013 compared to 43.3 percent for the first quarter of 2012.

•	Net preneed funeral sales decreased 7.3 percent during the first quarter of 2013 compared to the first quarter of 2012. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.

CEMETERY

•	Cemetery revenue increased $4.8 million, or 9.1 percent, to $57.6 million for the first quarter of 2013. The improvement is primarily a result of a $4.3 million increase in revenue recognized for cemetery property sales for which the down payment required for revenue recognition was received in the first quarter of 2013. In addition, merchandise delivered and services performed improved by $1.8 million, revenue related to trust activities increased by $1.4 million and revenue recognized for cemetery property sales for which construction was completed increased by $1.3 million. These improvements were partially offset by a $0.5 million decline in finance charges as a result of reduced interest rates in this low interest rate environment.

•	Cemetery property sales declined $3.2 million, or 13.6 percent, compared to the first quarter of 2012. As part of the integration of its operations and sales teams, the Company revised its structure and compensation packages, which affected cemetery property sales, as well as preneed funeral sales during the quarter. In addition, during the quarter the Company tightened its sales terms for cemetery property sales. The Company knew these changes would create challenges, particularly during the first quarter in light of declining consumer confidence, increases in payroll taxes and economic uncertainty. The decline in preneed production is isolated to six funeral homes and ten cemeteries. The Company firmly believes the current organization provides the foundation to improve its customer service and enhance sales production over time.

•	Cemetery gross profit increased $4.2 million, or 62.7 percent, to $10.9 million for the first quarter of 2013. Cemetery gross profit margin improved 620 basis points to 18.9 percent for the first quarter of 2013 from 12.7 percent for the same period of 2012. The improvement is primarily due to the increase in cemetery revenue, as previously noted.

OTHER

•	Corporate general and administrative expenses increased $0.7 million to $7.4 million for the first quarter of 2013, compared to $6.7 million for the same period of 2012. Due to the strong operating results for the first quarter of 2013, the Company increased its accrual for annual incentive compensation during the period.

•	Other operating income, net increased $0.7 million to $0.9 million, primarily due to the sale of undeveloped cemetery property during the first quarter of 2013.

•	The effective tax rate for continuing operations for the quarter ended January 31, 2013 was 24.9 percent compared to 34.0 percent for the same period in 2012. For the first quarter of 2013, the Company benefitted from a $2.7 million reduction in the valuation allowance for capital losses, associated with the positive performance of its trust portfolio.

•	During the first quarter of 2013, the Company repurchased 0.2 million shares of its Class A common stock for $1.8 million under its stock repurchase program. As of January 31, 2013, the Company had $14.6 million remaining under its $125.0 million program.

Cash Flow Results and Debt for Total Operations

•	Cash flow provided by operating activities for the first quarter of fiscal year 2013 was $11.9 million compared to $7.8 million for the same period of last year. The improvement in operating cash flow is primarily driven by the improvement in net earnings. In addition, the Company received $2.3 million in proceeds from the sale of undeveloped cemetery property during the first quarter of 2013. These increases were partially offset by a change in working capital during the first three months of 2013 partly driven by the timing of trust withdrawals and deposits.

•	Free cash flow was $6.8 million for the first quarter of 2013 compared to $3.8 million for the first quarter of 2012. See table “Reconciliation of Non-GAAP Financial Measures” for additional information on free cash flow.

•	The Company paid $3.4 million, or $.04 per share, in dividends for the first quarter of 2013, compared to $3.1 million, or $.035 per share, in dividends during the first quarter of 2012.

Trust Performance

The following total returns include realized and unrealized gains and losses:

•	For the quarter ended January 31, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total return of 4.5 percent, and its cemetery perpetual care trusts experienced a total return of 3.8 percent.

•	For the twelve months ended January 31, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total return of 11.8 percent, and its cemetery perpetual care trusts experienced a total return of 13.1 percent.

•	For the three years ended January 31, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an average annual total return of 10.1 percent, and its cemetery perpetual care trusts experienced an average annual total return of 10.6 percent.

•	For the five years ended January 31, 2013, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an average annual total return of 4.1 percent, and its cemetery perpetual care trusts experienced an average annual total return of 5.7 percent.

•	For the last twelve months ended January 31, 2013, the fair market value of the Company’s portfolio improved $53.1 million to $881.8 million.

Founded in 1910, Stewart Enterprises, Inc. is the second largest provider of products and services in the death care industry in the United States. The Company currently owns and operates 217 funeral homes and 141 cemeteries in the United States and Puerto Rico. Through its subsidiaries, the Company provides a complete range of funeral and cremation merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.

Stewart Enterprises, Inc. will host its quarterly conference call for investors to discuss first quarter results on Tuesday, March 12, 2013 at 10 a.m. Central Standard Time. The teleconference dial-in number is 1-800-303-0442, using pass code 34362089. To participate, please call the number at least 15 minutes prior to the call. If you are calling from outside the United States, the dial-in number is 1-847-413-3733. A replay of the call will be available by dialing 1-888-843-7419 (from within the continental United States) or 1-630-652-3042 (from outside the continental United States), and using pass code 34362089 until March 26, 2013, at 11:59 p.m. Central Standard Time. Interested parties will also have the opportunity to listen to the live conference call via the Internet through Stewart Enterprises’ website http://www.stewartenterprises.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available at this website shortly following the conference call and will be available at the website until April 12, 2013.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended January 31,
	2013	2012
Revenues:
Funeral	$78,065	$72,011
Cemetery	57,616	52,813

	135,681	124,824

Costs and expenses:
Funeral	56,664	53,354
Cemetery	46,701	46,074

	103,365	99,428

Gross profit	32,316	25,396
Corporate general and administrative expenses	(7,388)	(6,692)
Restructuring and other charges	(81)	—
Net gain on dispositions	721	343
Other operating income, net	921	194

Operating earnings	26,489	19,241
Interest expense	(5,916)	(5,867)
Investment and other income, net	124	46

Earnings from continuing operations before income taxes	20,697	13,420
Income taxes	5,163	4,562

Earnings from continuing operations	15,534	8,858

Discontinued operations:
Loss from discontinued operations before income taxes	(88)	(367)
Income tax benefit	(31)	(54)

Loss from discontinued operations	(57)	(313)

Net earnings	$15,477	$8,545

Basic earnings per common share:
Earnings from continuing operations	$.18	$.10
Loss from discontinued operations	—	—

Net earnings	$.18	$.10

Diluted earnings per common share:
Earnings from continuing operations	$.18	$.10
Loss from discontinued operations	—	—

Net earnings	$.18	$.10

Weighted average common shares outstanding (in thousands):
Basic	84,394	87,037

Diluted	84,930	87,349

Dividends declared per common share	$— (1)	$.035

(1)

The first quarter dividend historically declared in December and paid in January (both the Company’s first quarter) was declared in October 2012 (the Company’s fourth quarter) and paid in December 2012. The acceleration of the declaration and payment of the first quarter 2013 dividend resulted in no dividends being declared in the first quarter of 2013, although the dividend was paid in the first quarter of 2013. The Company paid $3.4 million, or $.04 per share, in dividends for the first quarter of 2013, compared to $3.1 million, or $.035 per share, in dividends during the first quarter of 2012.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	January 31, 2013	October 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$63,356	$68,187
Restricted cash and cash equivalents	6,250	6,250
Marketable securities	14,653	10,514
Receivables, net of allowances	54,336	52,441
Inventories	36,537	36,495
Prepaid expenses	10,101	4,923
Deferred income taxes, net	22,862	30,671

Total current assets	208,095	209,481
Receivables due beyond one year, net of allowances	71,267	72,620
Preneed funeral receivables and trust investments	441,783	432,422
Preneed cemetery receivables and trust investments	233,514	225,048
Goodwill	249,584	249,584
Cemetery property, at cost	400,599	401,670
Property and equipment, at cost:
Land	49,765	49,085
Buildings	366,452	360,852
Equipment and other	205,741	204,971

	621,958	614,908
Less accumulated depreciation	329,023	323,648

Net property and equipment	292,935	291,260
Deferred income taxes, net	65,994	62,125
Cemetery perpetual care trust investments	270,293	263,663
Other assets	13,046	13,812

Total assets	$2,247,110	$2,221,685

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	January 31, 2013	October 31, 2012
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$6	$6
Accounts payable and accrued expenses	23,572	25,214
Accrued payroll and other benefits	14,074	19,964
Accrued insurance	22,122	22,152
Accrued interest	4,254	2,161
Estimated obligation to fund cemetery perpetual care trust	11,956	11,965
Other current liabilities	8,590	14,723
Income taxes payable	1,589	1,004

Total current liabilities	86,183	97,189
Long-term debt, less current maturities	322,948	321,887
Deferred income taxes, net	4,201	4,931
Deferred preneed funeral revenue	239,681	240,415
Deferred preneed cemetery revenue	263,514	265,347
Deferred preneed funeral and cemetery receipts held in trust	601,934	585,164
Perpetual care trusts’ corpus	267,192	261,883
Other long-term liabilities	20,986	20,548

Total liabilities	1,806,619	1,797,364

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $1.00 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $1.00 stated value:
Class A authorized 200,000,000 shares; issued and outstanding 81,797,232 and 81,359,536 shares at January 31, 2013 and October 31, 2012, respectively	81,797	81,360
Class B authorized 5,000,000 shares; issued and outstanding 3,555,020 shares at January 31, 2013 and October 31, 2012; 10 votes per share convertible into an equal number of Class A shares	3,555	3,555
Additional paid-in capital	479,337	479,060
Accumulated deficit	(124,219)	(139,696)
Accumulated other comprehensive income:
Unrealized appreciation of investments	21	42

Total accumulated other comprehensive income	21	42

Total shareholders’ equity	440,491	424,321

Total liabilities and shareholders’ equity	$2,247,110	$2,221,685

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended January 31,
	2013	2012
Cash flows from operating activities:
Net earnings	$15,477	$8,545
Adjustments to reconcile net earnings to net cash provided by operating activities:
Net gain on dispositions	(633)	(343)
Depreciation and amortization	6,487	6,552
Non-cash interest and amortization of discount on senior convertible notes	1,429	1,365
Provision for doubtful accounts	1,886	1,278
Share-based compensation	981	1,144
Excess tax benefits from share-based payment arrangements	(74)	(23)
Provision for deferred income taxes	3,923	3,613
Estimated obligation to fund cemetery perpetual care trust	—	642
Other	37	4
Changes in assets and liabilities:
(Increase) decrease in receivables	(2,516)	559
Increase in prepaid expenses	(5,178)	(4,138)
(Increase) decrease in inventories and cemetery property	1,022	(2,596)
Decrease in accounts payable and accrued expenses	(6,226)	(7,482)
Net effect of preneed funeral production and maturities:
Increase in preneed funeral receivables and trust investments	(731)	(725)
Decrease in deferred preneed funeral revenue	(706)	(1,012)
Decrease in deferred preneed funeral receipts held in trust	(412)	(67)
Net effect of preneed cemetery production and deliveries:
Increase in preneed cemetery receivables and trust investments	(3,222)	(1,642)
Decrease in deferred preneed cemetery revenue	(1,833)	(439)
Increase in deferred preneed cemetery receipts held in trust	1,795	2,299
Increase in other	390	251

Net cash provided by operating activities	11,896	7,785

Cash flows from investing activities:
Proceeds from sales/maturities of marketable securities	—	250
Deposits of restricted funds and purchases of marketable securities	(3,956)	(1,756)
Proceeds from sale of assets	778	233
Additions to property and equipment	(9,250)	(6,524)
Other	48	23

Net cash used in investing activities	(12,380)	(7,774)

Cash flows from financing activities:
Repayments of long-term debt	(1)	(1)
Debt refinancing costs	—	(34)
Issuance of common stock	787	117
Purchase and retirement of common stock	(1,833)	(7,847)
Dividends	(3,374)	(3,062)
Excess tax benefits from share-based payment arrangements	74	23

Net cash used in financing activities	(4,347)	(10,804)

Net decrease in cash	(4,831)	(10,793)
Cash and cash equivalents, beginning of period	68,187	65,688

Cash and cash equivalents, end of period	$63,356	$54,895

Supplemental cash flow information:
Cash paid (received) during the period for:
Income taxes, net	$484	$(197)
Interest	$2,432	$2,435
Non-cash investing and financing activities:
Issuance of common stock to directors	$133	$437
Issuance of restricted stock, net of forfeitures	$374	$300

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE PERIODS ENDED JANUARY 31, 2013 AND 2012

(Unaudited)

The Company recorded several items during the three months ended January 31, 2013 and 2012 that impacted earnings from continuing operations: a non-cash interest expense related to the Company’s senior convertible notes, a perpetual care funding obligation, net gain on dispositions and unusual tax adjustments. The Company is presenting adjusted earnings in the table below to eliminate the effects of the specified items.

	Three Months Ended January 31,
	2013		2012
Adjusted Balances are Net of Tax	millions	per share	millions	per share
Consolidated net earnings	$15.5	$.18	$8.5	$.10
Add: Loss from discontinued operations	—	—	0.3	—

Earnings from continuing operations	15.5	.18	8.8	.10

Add: Non-cash interest expense on senior convertible notes (1)	0.7	.01	0.7	.01
Add: Perpetual care funding obligation (2)	—	—	0.4	—
Subtract: Net gain on dispositions (3)	(0.4)	(.01)	(0.2)	—
Subtract: Unusual tax adjustments (4)	(2.7)	(.03)	(0.6)	(.01)

Adjusted earnings from continuing operations	$13.1	$.15	$9.1	$.10

(1)

Effective November 1, 2009, the Company adopted Financial Accounting Standards Board guidance that relates to the Company’s senior convertible notes, which has been applied retrospectively in the Company’s financial statements. For additional information, see Note 3 to the financial statements included in the Company’s Form 10-K for the year ended October 31, 2012. The tax rate associated with the interest expense related to the Company’s senior convertible notes was 38.0 percent for the three months ended January 31, 2013 and 2012.

(2)

As a result of Eastman Kodak’s bankruptcy, the Company recorded a charge to record a probable funding obligation related to the Company’s perpetual care trusts during the first quarter of 2012. The tax rate associated with the Company’s adjustment for the perpetual care funding obligation for the three months ended January 31, 2012 was 38.0 percent.

(3)	The tax rate associated with the Company’s adjustment for the net gain on dispositions for the three months ended January 31, 2013 and 2012 was 38.0 percent.
(4)

For the three months ended January 31, 2013 and 2012, the Company recorded reductions in the tax valuation allowance for capital losses, associated with the positive performance of its trust portfolio.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE PERIODS ENDED JANUARY 31, 2013 AND 2012

(Unaudited)

Free cash flow is defined as net cash provided by operating activities less maintenance capital expenditures. Management believes that free cash flow is a useful measure of the Company’s ability to make strategic investments, repurchase stock, repay debt or pay dividends (subject to the restrictions in its debt agreements). The following table provides a reconciliation between net cash provided by operating activities (the GAAP financial measure that the Company believes is most directly comparable to free cash flow) and free cash flow for the three months ended January 31, 2013 and 2012:

Free Cash Flow	Three Months Ended January 31,
(Dollars in millions)	2013	2012
Net cash provided by operating activities (1)	$11.9	$7.8
Less: Maintenance capital expenditures	(5.1)	(4.0)

Free cash flow	$6.8	$3.8

(1)	Cash flow provided by operating activities for the first quarter of fiscal year 2013 was $11.9 million compared to $7.8 million for the same period of last year. The improvement in operating cash flow is primarily driven by an improvement in net earnings. In addition, the Company received $2.3 million in proceeds from the sale of undeveloped cemetery property during the first quarter of 2013. These increases were partially offset by a change in working capital during the first three months of 2013 partly driven by the timing of trust withdrawals and deposits.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE PERIODS ENDED JANUARY 31, 2013 AND 2012

(Unaudited)

Adjusted EBITDA is defined as earnings from continuing operations plus depreciation and amortization, interest expense, perpetual care funding obligations, restructuring and other charges, income taxes and less net gain on dispositions. Adjusted EBITDA margins are calculated by dividing adjusted EBITDA by revenue.

Management believes that adjusted EBITDA is a useful measure for providing additional insight into the Company’s operating performance. Due to the Company’s significant cash investment in preneed activity, management does not view adjusted EBITDA as a measure of the Company’s cash flow. Investors should be aware that adjusted EBITDA may not be comparable to similarly titled measures presented by other companies. The following table provides a reconciliation between net earnings (the GAAP financial measure that the Company believes is most directly comparable to adjusted EBITDA) and adjusted EBITDA for the three months ended January 31, 2013 and 2012:

Adjusted EBITDA	Three Months Ended January 31,
(Dollars in millions)	2013	2012
Consolidated net earnings	$15.5	$8.5
Add: Loss from discontinued operations	—	0.3

Earnings from continuing operations	15.5	8.8
Add: Depreciation and amortization	6.5	6.6
Add: Interest expense	5.9	5.9
Add: Perpetual care funding obligation (1)	—	0.6
Add: Restructuring and other charges	0.1	—
Add: Income taxes	5.2	4.6
Subtract: Net gain on dispositions	(0.7)	(0.3)

Adjusted EBITDA	$32.5	$26.2

Adjusted EBITDA margin	23.9%	21.0%

(1)	As a result of Eastman Kodak’s bankruptcy, the Company recorded a charge to record a probable funding obligation related to the Company’s perpetual care trusts during the first quarter of 2012.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CAUTIONARY STATEMENTS

This press release includes forward-looking statements that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from our goals or forecasts. These risks and uncertainties include, but are not limited to:

•	effects on our trusts and escrow accounts of changes in stock and bond prices and interest and dividend rates;

•	effects of the substantial unrealized losses in the investments in our trusts, including:

•	decreased future cash flow and earnings as a result of reduced earnings from our trusts and trust fund management;

•	the potential to realize additional losses and additional cemetery perpetual care funding obligations and tax valuation allowances;

•	effects on at-need and preneed sales of a weak economy;

•	effects on revenue due to the changes in the number of deaths in our markets and recent annual declines in funeral call volume;

•	effects on our revenue and earnings of the continuing national trend toward increased cremation and the increases in the percentage of cremations performed by us that are inexpensive direct cremations;

•	effects on our future revenue and costs of our organizational restructuring designed to better integrate operations and sales, implemented primarily during the latter part of fiscal year 2012 and the beginning of fiscal year 2013;

•	effects on cash flow and earnings as a result of increased costs, particularly supply costs related to increases in commodity prices;

•	effects on our market share, prices, revenues and margins of intensified price competition or improved advertising and marketing by competitors, including low-cost casket providers and increased offerings of products or services over the Internet;

•	risk of loss due to hurricanes and other natural disasters;

•	effects of the call options the Company purchased and the warrants the Company sold on our Class A common stock and the effects of the outstanding warrants on the ownership interest of our current stockholders;

•	our ability to pay future dividends on and repurchase our common stock;

•	our ability to consummate significant acquisitions of our investments in death care or related businesses successfully;

•	the effects on us as a result of our industry’s complex accounting model;

and other risks and uncertainties described in our Form 10-K for the year ended October 31, 2012, filed with the Securities and Exchange Commission. We disclaim any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this release.

CONTACT:	Lewis J. Derbes, Jr.
Stewart Enterprises, Inc.
1333 S. Clearview Parkway
Jefferson, LA 70121
504-729-1400